EXHIBIT 99.1

Coffee Holding Co., Inc. Reports Results for the Three Months Ended January 31, 2012

STATEN ISLAND, N.Y., March 9, 2012 (GLOBE NEWSWIRE) -- Coffee Holding Co., Inc. (“Coffee Holding” or the “Company”) (Nasdaq:JVA) today announced its operating results for the three months ended January 31, 2012.  In this release, the Company:

●	Reports sales growth of 120% which increased to net sales of $56,601,684 for the three months ended January 31, 2012 and $25,641,093 for the three months ended January 31, 2011; and

●
Reports net income of $1,578,345, or $0.25 per share basic and $0.24 per share diluted, for the three months ended January 31, 2012 compared to net income of $1,041,072, or $0.19 per share (basic and diluted), for the three months ended January 31, 2011.

Results of Operations

The Company had net income of $1,578,345, or $0.25 per share basic and $0.24 diluted, for the three months ended January 31, 2012 compared to net income of $1,041,072 or $0.19 per share (basic and diluted), for the three months ended January 31, 2011.  The increase in net income primarily reflects increased gross profit.

Net sales totaled $56,601,684 for the three months ended January 31, 2012, an increase of $30,960,591, or 120%, from $25,641,093 for the three months ended January 31, 2011.  The increase in net sales primarily reflects higher sales prices compared to the first quarter of fiscal 2011 and an increase in sales of green coffee, as well as an increase in private label and branded sales.

Cost of sales for the three months ended January 31, 2012 was $52,151,940 or 92.1% of net sales, as compared to $22,560,399 or 87.9% of net sales for the three months ended January 31, 2011.  The increase in cost of sales reflects the increased cost of sales, as well as the shift in our overall business to a higher percentage of green coffee sales as compared to roasted coffee sales which tend to be less profitable on a percentage basis than our roasted products.

Total operating expenses increased by $143,396, or 8.5%, to $1,829,492 for the three months ended January 31, 2012 as compared to operating expenses of $1,686,096 for the three months ended January 31, 2011.  The increase in operating expenses was due to increases in selling and administrative expense of $176,088 partially offset by a decrease in officers’ salaries of $32,692.

“We are pleased to report a strong quarter in both revenues and earnings to our shareholders.  We continue to see growth in all areas of our business as continued historically high coffee prices have not affected demand.  Increased sales on our flagship brand, Café Caribe, have come through new outlets of distribution as four new major supermarket chains have taken on the product since the start of the year.  Private label sales continue to grow as well, with consumers looking to save as the economy is still on the mend.  In addition green coffee sales increased, as the demand for our high quality Arabicas and Organic coffees remains brisk.  Although our margins remain strong, higher increases in sales of green coffee as compared to increases in private label and branded sales have impacted our overall gross margins.  That said, we will always take growth as long as it is profitable,” said Andrew Gordon, President & CEO.

Quarterly Dividend

The Company’s previously announced quarterly cash dividend of $0.03 per share will be paid to stockholders of record as of the close of business on April 17, 2012.  The dividend will be paid on April 30, 2012.

About Coffee Holding

Coffee Holding is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points.  Coffee Holding has been a family-operated business for three generations and has remained profitable through varying cycles in the coffee industry and the economy.  The Company’s private label and branded coffee products are sold throughout the United States, Canada and abroad to supermarkets, wholesalers, and individually owned and multi-unit retail customers.

Any statements that are not historical facts contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We have based these forward-looking statements upon information available to management as of the date of this release and management’s expectations and projections about certain future events.  It is possible that the assumptions made by management for purposes of such statements may not materialize.  Actual results may differ materially from those projected or implied in any forward-looking statements.  Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, coffee prices, pricing of our products, market acceptance, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions, and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings.  The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

COFFEE HOLDING CO., INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
JANUARY 31, 2012 AND OCTOBER 31, 2011

	January 31, 2012	October 31, 2011
	(unaudited)
- ASSETS -
CURRENT ASSETS:
Cash	$7,362,778	$4,244,335
Accounts receivable, net of allowances of $269,611 for 2012 and 2011	17,959,441	16,021,581
Inventories	11,978,110	13,475,855
Prepaid green coffee	236,718	388,754
Prepaid expenses and other current assets	231,911	275,679
Prepaid and refundable income taxes	110,215	377,972
Deferred income tax asset	254,441	896,400
TOTAL CURRENT ASSETS	38,133,614	35,680,576
Machinery and equipment, at cost, net of accumulated depreciation of $2,302,384 and $2,191,566 for 2012 and 2011, respectively	1,605,531	1,661,759
Customer list and relationships, net of accumulated amortization of $13,125 and $11,250 for 2012 and 2011, respectively	136,875	138,750
Trademarks	180,000	180,000
Goodwill	440,000	440,000
Deferred income tax asset	7,059	-
Deposits and other assets	883,679	677,606
TOTAL ASSETS	$41,386,758	$38,778,691
- LIABILITIES AND STOCKHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$15,161,172	$12,379,414
Line of credit	1,795,998	1,820,109
Due to broker	290,264	1,867,558
Income taxes payable	36,018	100
TOTAL CURRENT LIABILITIES	17,283,452	16,067,181

Deferred income tax liabilities	-	35,900
Deferred rent payable	151,858	146,921
Deferred compensation payable	569,790	538,707
TOTAL LIABILITIES	18,005,100	16,788,709
STOCKHOLDERS’ EQUITY:
Coffee Holding Co., Inc. stockholders’ equity:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized; 0 issued	-	-
Common stock, par value $.001 per share; 30,000,000 shares authorized, 6,456,316 shares issued; 6,372,309 shares outstanding for 2012 and 2011	6,456	6,456
Additional paid-in capital	15,884,609	15,884,609
Contingent consideration	19,500	19,500
Retained earnings	7,652,978	6,268,326
Less: Treasury stock, 89,007 common shares, at cost for 2012 and 2011	(272,133)	(272,133)
Total Coffee Holding Co., Inc. Stockholders’ Equity	23,291,410	21,906,758
Noncontrolling interest	90,248	83,224
TOTAL EQUITY	23,381,658	21,989,982
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$41,386,758	$38,778,691

COFFEE HOLDING CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED JANUARY 31, 2012 AND 2011
(Unaudited)

	2012	2011
NET SALES	$56,601,684	$25,641,093

COST OF SALES (which includes purchases of approximately $10.5 million and $4.8 million for the three months ended January 31, 2012 and 2011, respectively from a related party)	52,151,940	22,560,399

GROSS PROFIT	4,449,744	3,080,694

OPERATING EXPENSES:
Selling and administrative	1,682,334	1,506,246
Officers’ salaries	147,158	179,850
TOTAL	1,829,492	1,686,096

INCOME FROM OPERATIONS	2,620,252	1,394,598

OTHER INCOME (EXPENSE):
Interest income	13,884	160,586
Loss from equity investment	(20,137)	-
Interest expense	(65,730)	(112,636)
TOTALS	(71,983)	47,950

INCOME BEFORE PROVISION FOR INCOME TAXES AND NONCONTROLLING INTEREST IN SUBSIDIARY	2,548,269	1,442,548

Provision for income taxes	962,900	391,417

NET INCOME BEFORE NONCONTROLLING INTEREST IN SUBSIDIARY	1,585,369	1,051,131
Less: Net income attributable to the noncontrolling interest	(7,024)	(10,059)

NET INCOME ATTRIBUTABLE TO COFFEE HOLDING CO., INC.	$1,578,345	$1,041,072

Basic earnings per share	$.25	$.19

Diluted earnings per share	$.24	$.19

Dividends declared per share	$.03	$.03

Weighted average common shares outstanding:
Basic	6,372,309	5,490,823
Diluted	6,644,309	5,500,823

COFFEE HOLDING CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED JANUARY 31, 2012 AND 2011
(Unaudited)

	2012	2011
OPERATING ACTIVITIES:
Net income	$1,585,369	$1,051,131
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	112,693	111,066
Unrealized (gain) loss on commodities	(1,577,294)	154,437
Loss from equity investment	20,137	-
Bad debt expense	-	-
Deferred rent	4,937	5,541
Deferred income taxes	599,000	(113,500)
Changes in operating assets and liabilities:
Accounts receivable	(1,937,860)	(1,594,361)
Inventories	1,497,745	1,276,257
Prepaid expenses and other current assets	43,768	119,549
Prepaid green coffee	152,036	971,943
Prepaid and refundable income taxes	267,757	(123,141)
Accounts payable and accrued expenses	2,781,754	158,225
Deposits and other assets	4,873	4,872
Income taxes payable	35,918	(36,541)
Net cash provided by operating activities	3,590,833	1,985,478

INVESTING ACTIVITIES:
Equity investment	(200,000)	-
Purchases of machinery and equipment	(54,590)	(132,506)
Net cash used in investing activities	(254,590)	(132,506)

FINANCING ACTIVITIES:
Advances under bank line of credit	48,525,026	20,690,112
Principal payments under bank line of credit	(48,549,137)	(21,180,002)
Payment of dividend	(193,689)	(166,989)
Net cash used in financing activities	(217,800)	(656,879)

NET INCREASE IN CASH	3,118,443	1,196,093

CASH, BEGINNING OF PERIOD	4,244,335	1,672,921

CASH, END OF PERIOD	$7,362,778	$2,869,014

SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
Interest paid	$71,340	$116,675
Income taxes paid	$60,225	$659,773

CONTACT:	Coffee Holding Co., Inc. Andrew Gordon, President & CEO (718) 832-0800